Exhibit 24.1

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Frederick L. Hickman and Glenn J. Clark, as the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities to sign any or all amendments to the Form AC Application for Conversion (the “Application”) by North Penn Mutual Holding Company, and the Registration Statements on Forms S-4 and SB-2 by New North Penn Bancorp, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Office of Thrift Supervision (the “OTS”) or the U.S. Securities and Exchange Commission, respectively, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Part 563b of the OTS Rules and Regulations and the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, the foregoing Powers of Attorney prepared in conjunction with the Application and the Registration Statements on Forms S-4 and SB-2 have been duly signed by the following persons in the capacities and on the dates indicated.

Name	Date

/s/ Frederick L. Hickman Frederick L. Hickman President, Chief Executive Officer and Director (principal executive officer) New North Penn Bancorp, Inc. North Penn Mutual Holding Company	June 8, 2007

/s/ Glenn J. Clark Glenn J. Clark Assistant Vice President and Controller (principal accounting and financial officer) New North Penn Bancorp, Inc. North Penn Mutual Holding Company	June 8, 2007

/s/ Gordon S. Florey Gordon S. Florey Director New North Penn Bancorp, Inc. North Penn Mutual Holding Company	June 8, 2007

/s/ Herbert C. Kneller Herbert C. Kneller Director New North Penn Bancorp, Inc. North Penn Mutual Holding Company	June 8, 2007

/s/ Kevin M. Lamont Kevin M. Lamont Chairman of the Board New North Penn Bancorp, Inc. North Penn Mutual Holding Company	June 8, 2007

/s/ Virginia D. McGregor Virginia D. McGregor Director New North Penn Bancorp, Inc. North Penn Mutual Holding Company	June 8, 2007

/s/ Frank H. Mechler Frank H. Mechler Director New North Penn Bancorp, Inc. North Penn Mutual Holding Company	June 8, 2007

/s/ James W. Reid James W. Reid Director New North Penn Bancorp, Inc. North Penn Mutual Holding Company	June 8, 2007

David Samuel Director New North Penn Bancorp, Inc. North Penn Mutual Holding Company	June , 2007